Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 10, 2013, in the Registration Statement (Form S-1) and related Prospectus of New Media Investment Group Inc. dated December 19, 2014.

/s/ Ernst & Young LLP

New York, New York

December 19, 2014